Form of	Exhibit (a)(48)
JANUS INVESTMENT FUND
Certificate Redesignating
Janus Protected Series — Global
Janus Protected Series — Growth
     The undersigned, being the Secretary of Janus Investment Fund, a Massachusetts business trust with transferable shares (the “Trust”), being duly authorized by a majority of the duly elected and qualified Trustees of the Trust acting pursuant to Sections 3.6 and 4.1 of the Trust’s Amended and Restated Agreement and Declaration of Trust dated March 18, 2003, as further amended from time to time (the “Declaration”), does hereby certify that, by affirmative vote of all members of the Trustees at a meeting held on December 17, 2013, (1) Janus Protected Series — Global was redesignated as Janus Preservation Series — Global; and (2) Janus Protected Series – Growth was redesignated as Janus Preservation Series — Growth (each a “Fund”), with each such redesignation to be effective January 28, 2014.
     All of the current rights and preferences of each Fund remain in full force and effect, as set forth in the Declaration.
     The undersigned further certifies that she has been duly authorized by the Trustees of the Trust to take all necessary action to file a copy of this Certificate with the Secretary of the Commonwealth of Massachusetts and at any other place required by law or by the Declaration.
     IN WITNESS WHEREOF, I have hereunto set my hand as of the day and year set forth opposite my signature below.

Dated: January 17, 2014	Stephanie Grauerholz-Lofton, Secretary

ACKNOWLEDGMENT

STATE OF COLORADO	)
	)	ss.
CITY AND COUNTY OF DENVER	)
     BEFORE ME, the undersigned authority, on this day personally appeared Stephanie Grauerholz-Lofton, Secretary of Janus Investment Fund, a Massachusetts business trust, who, after being first duly sworn, stated that she executed the foregoing document for the consideration therein expressed and in the capacity therein stated.
     SUBSCRIBED AND SWORN TO this 17th day of January, 2014.
My Commission Expires:

6/16/2015

Notary Public – Lynn M. Donaldson-Otto